Exhibit (e)(1)(w)

SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Funds Series Trust and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth Fund (formerly named PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor
Pacific FundsSM Core Income (formerly named PL Income Fund)	A, C, I, Advisor, P
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Limited Duration High Income	A,C, I, Advisor
Pacific FundsSM Diversified Alternatives	A, C, Advisor

PF Floating Rate Loan Fund

PF Small-Cap Value Fund

PF Main Street® Core Fund

PF Emerging Markets Fund

PF Small-Cap Growth Fund

PF International Value Fund

PF Large-Cap Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF Large-Cap Growth Fund

PF International Large-Cap Fund

PF International Small-Cap

PF Managed Bond Fund

PF Inflation Managed Fund

PF Comstock Fund

PF Mid-Cap Growth Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Global Absolute Return Fund

PF Absolute Return Fund

PF Equity Long/Short Fund

P

Effective: April 27, 2015

AGREED TO AND ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon
Name:	Adrian S. Griggs	Name:	Jane M. Guon
Title:	Chief Executive Officer	Title:	Secretary